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                                                                    EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 28, 2006, relating to the financial statements, which appears in Delta Galil Industries Ltd's Annual Report on Form 20-F for the year ended December 31, 2005. We also consent to the incorporation by reference of our report dated June 28, 2006, relating to the financial statement schedules, which appears in such Annual Report on Form 20-F.



PricewaterhouseCoopers LLP
Kesselman & Kesselman
Tel Aviv, Israel
/s/ Kesselman & Kesselman
November 22, 2006